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Exhibit 4.4

Execution Copy

BEDFORD PROPERTY INVESTORS, INC.

SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

REGISTRATION RIGHTS AGREEMENT

August 5, 2003

RBC Dain Rauscher Inc.
One Beacon Street - 6th Floor
Boston, MA 02018

Ladies and Gentlemen:

Bedford Property Investors, Inc., a Maryland corporation (the “Company”), proposes to issue and sell (the “Private Placement”) to RBC Dain Rauscher Inc. (the “Initial Purchaser”) upon terms set forth in a purchase agreement dated as of July 29, 2003 (the “Purchase Agreement”) between the Company and the Initial Purchaser, 805,000 shares of 8.75% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company (the “Shares”).  As an inducement to you to enter into the Purchase Agreement and purchase the Shares and in satisfaction of a condition to your obligations under the Purchase Agreement, the Company agrees with the Initial Purchaser for the benefit of the holders from time to time of the Shares, as follows:

1.

Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Affiliate” of any specified person means any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereto.

“Damages Payment Date” means, with respect to any accrued Liquidated Damages, the next dividend payment date for the Shares following a Registration Default.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means the holders from time to time of the Shares.

“Initial Purchaser” has the meaning set forth in the preamble hereto.

“Liquidated Damages” has the meaning set forth in Section 4(b) hereto.

“Losses” has the meaning set forth in Section 5(d) hereto.

“Majority Holders” means the Holders of a majority of the Transfer Restricted Securities.

“Offering Memorandum” has the meaning set forth in the Purchase Agreement.

“Private Placement” has the meaning set forth in the preamble hereto.

“Prospectus” means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

“Purchase Agreement” has the meaning set forth in the preamble hereto.

“Registration Default” has the meaning set forth in Section 4(b) hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shares” means the shares of 8.75% Series A Cumulative Redeemable Preferred Stock to be purchased by the Initial Purchaser pursuant to the Purchase Agreement.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Period” has the meaning set forth in Section 2(b) hereof.

“Shelf Registration Statement” means a “shelf” registration statement of the Company pursuant to the provisions of Section 2 hereof, which covers some or all of the Shares on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Target Effectiveness Date” has the meaning set forth in Section 4(b) hereof.

“Transfer Restricted Securities” means each Share until: (i) the date on which such Share has been disposed of in accordance with the Shelf Registration Statement; or (ii) the date on which such Share is sold in accordance with Rule 144 under the Securities Act.

2.

Shelf Registration.

(a)

The Company shall, as promptly as practicable (but in no event later than the 45th calendar day after the date of this Agreement), file with the Commission a Shelf Registration Statement relating to the offer and sale of the Shares by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and Rule 415 under the Securities Act.

(b)

The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 180th calendar day after the obligation to file a Shelf Registration Statement under this Section 2 arises and to keep such Shelf Registration Statement continuously effective in order to permit the Prospectus contained therein to be usable by Holders until the earlier of (x) two years from the date of this Agreement or (y) until all Shares: (i) shall have been disposed of pursuant to such Shelf Registration Statement; (ii) may be sold immediately without restrictions in accordance with Rule 144 under the Securities Act, or (iii) shall have ceased to be outstanding (in any such case, such period being called the “Shelf Registration Period”).

(c)

The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holders covered thereby not being able to offer and sell Shares during that period, unless such action is (i) required by applicable law and the Company thereafter complies with Section 3(i) below or (ii) permitted pursuant to Section 2(d) below.

(d)

The Company may suspend the use of the Prospectus for period not to exceed 45 days in any 90-day period and in any event not to exceed an aggregate of 90 days in any 12-month period if the Board of Directors of the Company shall have determined in good faith that the public disclosure of the happening of any event contemplated by Section 3(d)(2)(iii) would have a material adverse effect on the business, operations or prospects of the Company or would materially adversely affect a material financing, acquisition or divestiture of assets or stock or other comparable transaction, and it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

3.

Registration Procedures.  In connection with the Shelf Registration Statement, the following provisions shall apply:

(a)

As promptly as practicable but in no event less than 28 calendar days prior to the filing of the Shelf Registration Statement, the Company shall mail for next day delivery to each Holder the Notice and Questionnaire (together, the “Notice”) attached hereto as Annex A.  In order for a Holder to be named as a selling securityholder in the Shelf Registration Statement, each Holder must complete, sign and deliver the Notice.  The Company shall not be required to include a Holder’s Shares in the Shelf Registration Statement, and a Holder shall not be entitled to use the prospectus forming a part thereof for resales, if the Shelf Registration Statement has been declared effective by the Commission and such Holder has not delivered to the Company a completed and signed Notice by the deadline set forth in the Notice.  However, if a completed Notice is delivered by a Holder after the later of such deadline and effectiveness of the Shelf Registration Statement, the Company may file post-effective amendments adding Holders to the Shelf Registration Statement as selling securityholders from time to time as it deems appropriate in its sole and absolute discretion.

(b)

The Company shall furnish to each Holder and to the Initial Purchaser and, if identified for the Company by the Holders or the Initial Purchaser, their respective counsel, within a reasonable time prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement, each amendment to the Shelf Registration Statement and each amendment or supplement, if any, to the Prospectus included therein, and shall reflect in each such document, when so filed with the Commission, such comments as such Holders and their counsel shall reasonably request, which have been delivered to the Company within a reasonable amount of time prior to such filing.

(c)

The Company shall ensure that:

(i)

the Shelf Registration Statement and any amendment thereto and any Prospectus contained therein and any amendment or supplement thereto (including each report or document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the rules and regulations thereunder;

(ii)

the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(iii)

the Prospectus forming part of the Shelf Registration Statement, including any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)

(1)

The Company shall advise the Initial Purchaser and the Holders of the Shares covered by the Shelf Registration Statement, and, if requested by any such Holder, confirm such advice in writing:

(i)

when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and

(ii)

of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

(2)

During the Shelf Registration Period, the Company shall advise the Initial Purchaser and the Holders of Shares covered by the Shelf Registration Statement, and, if requested by the Initial Purchaser or any Holder, confirm such advice in writing:

(iii)

of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv)

of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)

of the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement or the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

(e)

The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

(f)

The Company shall furnish to each Holder of Shares covered by any Shelf Registration Statement that so requests, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto.

(g)

Prior to any offering of Shares pursuant to the Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Holders and their respective counsel in connection with the registration or qualification of such Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any such Holders reasonably request in writing and (ii) do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Shares covered by the Shelf Registration Statement; provided, however, that the Company will not be required to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)

The Company shall, during the Shelf Registration Period, deliver to each Holder of Shares covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents (except during periods specified in Section 2(d) above and except during the continuance of a happening described in Section 3(d)(2)(iii) provided that the Company thereafter complies with Section 3(i) of this Agreement) to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Shares  covered by the Prospectus or any amendment or supplement thereto.

(i)

Subject to the Company’s rights to suspend the use of the Prospectus pursuant to Section 2(d) of this Agreement, upon the happening of any event contemplated by paragraph (d)(2)(iii) of this Section 3, the Company shall promptly prepare and file a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or any other required document so that, as thereafter delivered to purchasers of the Shares included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event until adequate changes to the Prospectus have been made.

(j)

Not later than the effective date of any such Shelf Registration Statement hereunder, the Company shall provide a CUSIP number for the Shares registered under such Shelf Registration Statement, and provide the Transfer Agent with a global certificate for such Shares, in a form eligible for deposit with The Depository Trust Company.

(k)

The Company shall file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon practicable an earnings statement (in form complying with Rule 158 under the Securities Act) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(l)

The Company may require each Holder of Shares to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Shares as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement.  Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder for inclusion in the Shelf Registration Statement not materially misleading.

4.

Registration Expenses; Remedies.

(a)

The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof, including without limitation: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the Initial Purchaser or Holders in connection with blue sky qualification of any Shares), (iii) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, (iv) the fees and disbursements of the transfer agent and its counsel, and (v) the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchaser).  Each Holder shall pay all discounts, commissions, transfer taxes and all other selling expenses, if any, relating to the sale or disposition of such Holder’s Shares pursuant to the Shelf Registration Statement and the fees and disbursements of any counsel (other than as contemplated in the immediately preceding sentence) retained by such Holder.

(b)

In the event that:

(i)

the Company fails to file the Shelf Registration Statement on or before the date specified for such filing under Section 2(a);

(ii)

the Shelf Registration Statement is not declared effective by the Commission on or prior to the date specified for such effectiveness under Section 2(b) (the “Target Effectiveness Date”);

(iii)

the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with the resales of Transfer Restricted Securities during the periods specified in this Registration Rights Agreement (each such event referred to in clauses (i) through (iii) above, a “Registration Default”);

then the Company will pay liquidated damages (“Liquidated Damages”), to each Holder from and including the day following such Registration Default until the earlier of: (A) such Registration Default is cured or (B) the expiration of the Shelf Registration Statement Period.  The Company shall pay Liquidated Damages at a rate of 0.50% per year of the liquidation value of the Transfer Restricted Securities held by such Holder.  Notwithstanding the foregoing, if a Registration Default arises under clause (iii) above solely because the Company in good faith has exercised its blackout rights provided in Section 2(d), then the Company shall be under no obligation to pay Liquidated Damages, and no Liquidated Damages shall accrue, during such blackout period.  In addition, notwithstanding the foregoing, a Holder shall not be entitled to Liquidated Damages as a result of a Registration Default if such Holder (x) does not complete and return a Notice to the Company prior to the Target Effectiveness Date and a Registration Default arises under clause (ii) above, or (y) does not complete and return a Notice to the Company prior to the Target Effectiveness Date and is not thereafter named as a selling securityholder in the Shelf Registration Statement and a Registration Default arises under clause (iii) above.

(c)

The Company shall pay all accrued Liquidated Damages on each Damages Payment Date to the Holders entitled thereto by wire transfer of immediately available funds.

(d)

Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

(e)

Except as provided in this subsection, the Liquidated Damages as set forth in this Section 4 shall be the exclusive monetary remedy available to the Holders for such Registration Default.  In no event shall the Company be required to pay Liquidated Damages in excess of the applicable maximum amount of one-half of one percent (0.50%) set forth above, regardless of whether one or multiple Registration Defaults exist at the same time.  The Company acknowledges that any failure by the Company to comply with its obligations under Section 2 hereof may result in irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, and that in the event of any such failure, the Initial Purchaser or any Holder may be entitled to compel specific performance of the obligations of the Company under this Registration Rights Agreement in accordance with its terms and conditions; provided, however, that in no event shall the Company be required to take any action or permit any sale which, in the opinion of the Company’s outside legal counsel, would result in a violation of applicable state or federal securities laws.

5.

Indemnification and Contribution.

(a)

In connection with the Shelf Registration Statement, the Company agrees to indemnify and hold harmless, the Initial Purchaser, each Holder covered thereby, and each of their directors, officers, employees and agents, and each person who controls them within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or in any Prospectus contained therein, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such indemnified party specifically for inclusion therein or any information included therein pursuant to Section 3(l); provided further, however, that the Company will not be liable in any case with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto to the extent that any such loss, claim, damage or liability (or action in respect thereof) resulted from the fact that any indemnified party sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented, if the Company has previously complied with the provisions of Section 3(d) and 3(g) hereof and if the untrue statement contained in or omission from such preliminary prospectus or Prospectus was corrected in the Prospectus as then amended or supplemented.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)

Each Holder of Shares covered by a Registration Statement severally agrees to (i) indemnify and hold harmless (A) the Company, (B) each of the directors of the Company, (C) each of the officers of the Company who signs such Shelf Registration Statement and (D) each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with respect to written information furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity; and (ii) reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim; provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Shares pursuant to such Shelf Registration Statement.  This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c)

Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would, in the reasonable judgment of the indemnified party, present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for the indemnified Holders shall be designated in writing by the Majority Holders, and any such separate firm for the Company, its directors, respective officers and such control persons of the Company shall be designated in writing by the Company.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

(d)

In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Private Placement and sale of the Shares pursuant to the Shelf Registration Statement that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no case shall the Initial Purchaser or any subsequent Holder of any Shares be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Shares.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Private Placement (before deducting expenses).  Benefits received by the Initial Purchaser shall be deemed to be equal to the value of receiving Shares registered under the Securities Act.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 5, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)

The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive the sale of Shares by a Holder pursuant to the Shelf Registration Statement.

6.

Rule 144A.  In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

7.

Miscellaneous.

(a)

No Inconsistent Agreement.  The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement that conflicts with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(b)

Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding Shares; provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser.  Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Shares are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Shares being sold rather than registered under such Shelf Registration Statement.

(c)

Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

(i)

if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 7(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the transfer agent, with a copy in like manner to RBC Dain Rauscher Inc.;

(ii)

if to the Initial Purchaser, at RBC Dain Rauscher Inc., One Beacon Street-6th Fl, Boston, Massachusetts 02108, Attention: Michael Coster, with copies to Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, Attention: Bonnie A. Barsamian, Esq. and RBC Dain Rauscher Inc. at 1 Liberty Plaza, 165 Broadway, New York, New York 10006, Attention: Mark Egert; and

(iii)

if to the Company, Bedford Property Investors, Inc., 270 Lafayette Circle, Lafayette, CA 94549, Attention: Hahn Kihara, with a copy to Simpson Thacher & Bartlett LLP, 3330 Hillview Avenue, Palo Alto, California 94304, Attention: Kevin Kennedy, Esq.

All such notices and communications shall be deemed to have been duly given when received.  The Initial Purchaser, on the one hand, or the Company, on the other, by notice to the other party or parties may designate additional or different addresses for subsequent notices or communications.

(d)

Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders.  The Company hereby agrees to extend the benefits of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

(e)

Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

(f)

Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h)

Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(i)

Shares Held by the Company, Etc.  Whenever the consent or approval of Holders of a specified percentage of the Shares is required hereunder, Shares held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Shares) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

08/08/03 8:47 AM

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours,

BEDFORD PROPERTY INVESTORS, INC.

By:  /s/ Hanh Kihara

         Name:  Hanh Kihara

         Title: Senior Vice President and

                   Chief Financial Officer

The foregoing Agreement is hereby
accepted as of the date first above written.

RBC DAIN RAUSCHER INC.

By:   /s/ Michael Coster

         Name:  Michael Coster

         Title:  Managing Director

Annex A

Bedford Property Investors, Inc.

Notice of Registration Statement

and

Selling Securityholder Questionnaire

The undersigned beneficial holder of 8.75% Series A Cumulative Redeemable Preferred Stock (the “Registrable Securities”) of Bedford Property Investors, Inc. (the “Company”) understands that the Company has filed or intends to file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on an appropriate form (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the United States Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of August 5, 2003 (the “Registration Rights Agreement”), between the Company and the Initial Purchaser party thereto.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement (or a supplement or amendment thereto), a beneficial owner of Registrable Securities generally will be required to be named as a Selling Securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below).  In addition, this Notice of Registration Statement and Selling Securityholder Questionnaire must be completed, executed and delivered to the Company at the address set forth herein for receipt ON OR BEFORE OCTOBER 5, 2003.  Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.  However, post-effective amendments adding Selling Securityholders to the Shelf Registration Statement may be filed by the Company from time to time, as it deems appropriate in its sole and absolute discretion.  The Company has agreed to pay liquidated damages pursuant to the Registration Rights Agreement under certain circumstances as set forth therein.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement.  The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.  The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

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QUESTIONNAIRE

1.  (a)

Full legal name of Selling Securityholder:

     (b)

Full legal name of registered holder (if not the same as in (a) above) of Registrable Securities listed in Item 3 below:

     (c)

Full legal name of DTC participant (if applicable and if not the same as (b) above) through which

Registrable Securities listed in Item 3 below are held:

2.

Address for notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.

Beneficial ownership of Registrable Securities:

Principal amount of Registrable Securities beneficially owned:

CUSIP No(s). of such Registrable Securities:

4.

Beneficial Ownership of other securities of the Company:

Except as set forth below in this Item 4, the undersigned Selling Securityholder is not the beneficial or registered owner of any shares of common stock or any other securities of the Company, other than the Registrable Securities listed above in Item 3.

State any exceptions here:

5.

Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.

Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder(including its donees or pledges)  intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all):  Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents.  Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options.  In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume.  The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons under certain circumstances as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items 1 through 6 above and the inclusion of such information in the Shelf Registration Statement and related Prospectus.  The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related prospectus.

In accordance with the Selling Securityholder's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect.  All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i)

To the Company:

Bedford Property Investors, Inc.

270 Lafayette Circle

Lafayette, CA  94549

Attention:  Dennis Klimmek

(ii)

With a copy to:

Simpson Thacher & Bartlett

3330 Hillview Avenue

Palo Alto, CA  94304

Attention:  Kevin Kennedy

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item 3 above).  This Agreement shall be governed in all respects by the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:

Name:
Title:

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Exhibit 1
to Annex A

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Bedford Property Investors, Inc.
270 Lafayette Circle
Lafayette, CA  94549

Attention:  Dennis Klimmek

EquiServe Trust Company, N.A.
525 Washington Blvd., 9th Floor
Jersey City, NJ  07310

Attention: Thomas McDonough

Re:

Bedford Property Investors, Inc. (the "Company")
8.75% Series A Cumulative Redeemable Preferred Stock (the "Shares")

Dear Sirs:

Please be advised that _____________________ has transferred $___________ aggregate principal amount of the above-referenced pursuant to an effective Registration Statement on Form [S-3] (File No. 333-____) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Shares is named as a selling securityholder in the Prospectus dated _____, 200_, or in amendments or supplements thereto, and that the aggregate principal amount of the Shares transferred are [all] [a portion of] the Shares listed in such Prospectus as amended or supplemented opposite such owner's name.

Dated:

Very truly yours,

(Name)

By

     (Authorized Signature)

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